U.S. $20,000,000
              SENIOR SUBORDINATED TERM LOAN AGREEMENT

                   DATED AS OF OCTOBER 15, 1998


                              BETWEEN


                    MERRY LAND PROPERTIES, INC.
                           as Borrower,

                                and

               MERRY LAND & INVESTMENT COMPANY, INC.
                             as Lender

                         TABLE OF CONTENTS


 I   DEFINITIONS...................................................1
     Section  1.1 Definitions......................................1
     Section  1.2 Accounting Terms and Determinations.............19

 II  AMOUNT AND TERMS OF LOAN.....................................19
     Section  2.1 Loan............................................19
     Section  2.2 Interest on the Loan............................20
     Section  2.3 Application of Payments.........................21
     Section  2.4 Mandatory Prepayments...........................21
     Section  2.5 Optional Prepayments............................21
     Section  2.6 General Provisions as to Payments...............22
     Section  2.7 Computation of Interest.........................22

 III CONDITIONS...................................................22
     Section  3.1 Closing.........................................22

 IV  REPRESENTATIONS AND WARRANTIES...............................24
     Section  4.1 Existence and Power.............................24
     Section  4.2 Power and Authority.............................24
     Section  4.3 No Violation....................................24
     Section  4.4 Financial Information...........................25
     Section  4.5 Litigation......................................25
     Section  4.6 Compliance with ERISA...........................25
     Section  4.7 Environmental Matters...........................26
     Section  4.8 Taxes...........................................26
     Section  4.9 Full Disclosure.................................26
     Section  4.10 Solvency.......................................26
     Section  4.11 Governmental Approvals.........................26
     Section  4.12  Investment Company Act; Public Utility
                    Holding Company Act...........................27
     Section  4.13 Principal Offices..............................27
     Section  4.14 Patents, Trademarks, etc.......................27
     Section  4.15 Ownership of Property..........................27
     Section  4.16 No Default.....................................27
     Section  4.17 Licenses, etc..................................27
     Section  4.18 Compliance With Law............................27
     Section  4.19 No Burdensome Restrictions.....................27
     Section  4.20 Brokers' Fees..................................28
     Section  4.21 Labor Matters..................................28
     Section  4.22 Insurance......................................28
     Section  4.23 Organizational Documents.......................28
     Section  4.24 Qualifying Unencumbered Properties.............28
     Section  4.25 Investment Affiliates..........................28

 V   AFFIRMATIVE AND NEGATIVE COVENANTS...........................29
     Section  5.1 Information.....................................29
     Section  5.2 Payment of Obligations..........................32
     Section  5.3 Maintenance of Property; Insurance; Leases......32
     Section  5.4 Conduct of Business and Maintenance of
                  Existence.......................................32
     Section  5.5 Compliance with Laws............................32
     Section  5.6 Inspection of Property, Books and Records.......32
     Section  5.7 Existence.......................................33
     Section  5.8 Financial Covenants.............................33
     Section  5.9 Restriction on Fundamental Changes..............33
     Section  5.10 Changes in Business............................34
     Section  5.11 Loans..........................................34
     Section  5.12 Investment Affiliates..........................34
     Section  5.13 Transactions with Affiliates...................34
     Section  5.14 Guaranteed Indebtedness........................35
     Section  5.15 Payments to an Affiliate.......................35
     Section  5.16 Materials of Environmental Concern.............35

 VI  DEFAULTS.....................................................35
     Section  6.1 Events of Default...............................35
     Section  6.2 Rights and Remedies.............................37

 VII SUBORDINATION................................................38
     Section  7.1 Agreement to Subordinate........................38
     Section  7.2 Liquidation, Dissolution, Bankruptcy............38
     Section  7.3  Default  on  Senior  Indebtedness  and
                   Prepayment  and Acceleration...................39
     Section  7.4 When Distribution Must Be Paid Over.............39
     Section  7.5 Actions With Respect to Senior Indebtedness.....39
     Section  7.6 Subrogation.....................................40
     Section  7.7 Relative Rights.................................40
     Section  7.8 Subordination May Not Be Impaired by Borrower...40
     Section  7.9 Lender Entitled to Rely.........................40
     Section  7.10 Notice to, and Acknowledgment by, Lender.......40

 VIII TAXES.......................................................41

 IX  MISCELLANEOUS................................................42
     Section  9.1 Notices.........................................42
     Section  9.2 No Waivers......................................42
     Section  9.3 Expenses; Indemnification.......................42
     Section  9.4 Set-Off.........................................43
     Section  9.5 Amendments and Waivers..........................44
     Section  9.6 Successors and Assigns..........................44
     Section  9.7 Governing Law; Submission to Jurisdiction.......44
     Section  9.8 Counterparts; Integration; Effectiveness........44
     Section  9.9 WAIVER OF JURY TRIAL............................45
     Section  9.10 Survival.......................................45
     Section  9.11 Limitation of Liability........................45
     Section  9.12 Recourse Obligation............................45
     Section  9.13 Confidentiality................................45

              SENIOR SUBORDINATED TERM LOAN AGREEMENT


     THIS SENIOR SUBORDINATED TERM LOAN AGREEMENT (this "Agreement"), dated as of October 15, 1998, among MERRY LAND PROPERTIES, INC. a Georgia corporation ("Borrower"), and MERRY LAND & INVESTMENT COMPANY, INC., a Georgia corporation ("Lender").

                           R E C I T A L

     Borrower desires that Lender extend $20,000,000 in subordinated financing to Borrower, and Lender is willing to extend $20,000,000 in subordinated financing to Borrower subject to the terms and conditions set forth herein.

     ACCORDINGLY, in consideration of premises and the mutual agreements contained herein, and subject to the terms and conditions hereof, the parties hereto agree as follows:


                                ARTICLE  I

                                DEFINITIONS

     Section 0.0 DEFINITIONS. The following terms, as used herein, have the following meanings:

          "ACCOMMODATION OBLIGATIONS" as applied to any Person, means any obligation, contingent or otherwise, of that Person in respect of which that Person is liable for any Indebtedness or other obligation or liability of another Person, including without limitation and without duplication (i) any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received and (ii) any obligation of such Person arising through such Person's status as a general partner of a general or limited partnership with respect to any Indebtedness, obligation or liability of such general or limited partnership.

          "ADJUSTED ASSET VALUE" means, with respect to any Person or Property (exclusive of Participating Assets), (i) for any Property (other than Unimproved Assets or Participating Assets) for which an acquisition or disposition has not occurred in the Fiscal Quarter most recently ended by the Borrower and its Consolidated Subsidiaries, the product of four (4) and a fraction, the numerator of which is EBITDA for such Fiscal Quarter attributable to any such Property owned by the Borrower or any such Consolidated Subsidiary minus (aa) with respect to any apartment units contained in such Property, an amount equal to the product of the average number of apartment units in such Property during such period and the Capital Apartment Reserve for such period, and minus (bb) with respect to any commercial property other than apartments units contained in such Property, an amount equal to the product of the average number of square feet of leased space in such commercial property other than apartments units contained in such Property and the Capital Commercial Reserve for such period, and the denominator of which is the FMV Cap Rate, plus (ii) for any Property (other than Unimproved Assets or Participating Assets) which has been acquired by the Borrower and its Consolidated Subsidiaries in the Fiscal Quarter most recently ended, the Net Price of the Property paid by Borrower or the Consolidated Subsidiary, plus (iii) for any Unimproved Assets owned by the Borrower or its Consolidated Subsidiaries on the Effective Date, the lesser of (yy) the appraised value on the Effective Date of such Unimproved Assets owned by the Borrower or any Consolidated Subsidiary, or (zz) the amount set forth on Schedule 1.1A attached hereto with respect to such Unimproved Assets, provided, however, that if Borrower has commenced the construction of improvements on any such Unimproved Asset and a loan facility for such construction is in place, the value thereof shall be equal to the amount reflected on Borrower's balance sheet for "construction in progress" with respect to such Unimproved Asset, plus
     (iv) for any Unimproved Assets acquired by the Borrower and its Consolidated Subsidiaries after the Effective Date, the Net Price of the Unimproved Assets paid by Borrower or the Consolidated Subsidiary, provided, however, that if Borrower has commenced the construction of improvements on any such Unimproved Asset and a loan facility for such construction is in place, the value thereof shall be equal to the amount reflected on Borrower's balance sheet for "construction in progress" with respect to such Unimproved Asset.

          "AFFILIATE" shall mean with respect to any Person (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the Stock having ordinary voting power in the election of directors of such Person, (ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person, or
     (iii) each of such Person's officers, directors, joint venturers and partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

          "AGREEMENT"   shall  mean  this  Senior  Subordinated  Term  Loan
     Agreement as the same may from time to time hereafter be modified, supplemented or amended.

          "APPLICABLE INTEREST RATE" means (i) with respect to any Fixed Rate Indebtedness, the fixed interest rate applicable to such Fixed Rate Indebtedness at the time in question, and (ii) with respect to any Floating Rate Indebtedness, either (x) the rate at which the interest rate applicable to such Floating Rate Indebtedness is actually capped (or fixed pursuant to an interest rate hedging device), at the time of calculation, if Borrower has entered into an interest rate cap agreement or other interest rate hedging device with respect thereto or (y) if Borrower has not entered into an interest rate cap agreement or other interest rate hedging device with respect to such Floating Rate Indebtedness, the greater of (A) the rate at which the interest rate applicable to such Floating Rate Indebtedness could be fixed for the remaining term of such Floating Rate Indebtedness, at the time of calculation, by Borrower's entering into any unsecured interest rate hedging device either not requiring an upfront payment or if requiring an upfront payment, such upfront payment shall be amortized over the term of such device and included in the calculation of the interest rate (or, if such rate is incapable of being fixed by entering into an unsecured interest rate hedging device at the time of calculation, a fixed rate equivalent reasonably determined by Lender) or (B) the floating rate applicable to such Floating Rate Indebtedness at the time in question.

          "APPROVED BANK" shall mean banks which have (i)(a) a minimum net worth of $500,000,000 and/or (b) total assets of $10,000,000,000, and
     (ii) a minimum long term debt rating of (a) BBB+ or higher by S&P, and
     (b) Baa1 or higher by Moody's.

          "ASSET EXCHANGE AGREEMENT" shall mean the Asset Exchange Agreement, dated as of October 15, 1998, between Lender and Borrower, including all amendments, modifications and supplements thereto and any appendices, exhibits or schedules to any of the foregoing, and shall refer to the Asset Exchange Agreement as the same may be in effect at the time such reference becomes operative.

          "BANKRUPTCY CODE" shall mean Title 11 of the United States Code, entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes.

          "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

          "BORROWER"   means  Merry  Land  Properties,  Inc.,   a   Georgia
     corporation.

          "BORROWER'S SHARE" means Borrower's share of the liabilities or assets, as the case may be, of a Consolidated Subsidiary based upon Borrower's percentage ownership of such Consolidated Subsidiary, as the case may be.

          "CAPITAL LEASES" as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

          "CAPITAL APARTMENT RESERVE" shall mean, for any period, $62.50 for each Fiscal Quarter to occur during such period.

          "CAPITAL COMMERCIAL RESERVE" shall mean, for any period, $1.00 for each Fiscal Quarter to occur during such period.

          "CAPITAL EXPENDITURES" as applied to any Person, means all payments, including, without limitation, payments under Capital Leases, for any fixed assets or improvements, or replacements, substitutions or additions thereto, that have a useful life of more than one year and which are required to be capitalized under GAAP.

          "CASH AND CASH EQUIVALENTS" shall mean (i) cash, (ii) direct obligations of the United States Government, including without limitation, treasury bills, notes and bonds, (iii) interest bearing or discounted obligations of Federal agencies and Government sponsored entities or pools of such instruments offered by Approved Banks and dealers, including without limitation, Federal Home Loan Mortgage Corporation participation sale certificates, Government National Mortgage Association modified pass through certificates, Federal National Mortgage Association bonds and notes, and Federal Farm Credit System securities, (iv) time deposits, domestic and eurodollar certificates of deposit, bankers acceptances, commercial paper rated at least A-1 by S&P and P-1 by Moody's and/or guaranteed by an Aa rating by Moody's, a AA rating by S&P or better rated credit, floating rate notes, other money market instruments and letters of credit each issued by Approved Banks (provided that the same shall cease to be a "Cash or Cash Equivalent" if at any time any such bank shall cease to be an Approved Bank), (v) obligations of domestic corporations, including, without limitation, commercial paper, bonds, debentures and loan participations, each of which is rated at least AA by S&P and/or Aa2 by Moody's and/or guaranteed by an Aa rating by Moody's, a AA rating by S&P or better rated credit, (vi) obligations issued by states and local governments or their agencies, rated at least MIG-1 by Moody's and/or SP-1 by S&P and/or guaranteed by an irrevocable letter of credit of an Approved Bank (provided that the same shall cease to be a "Cash or Cash Equivalent" if at any time any such bank shall cease to be an Approved Bank), (vii) repurchase agreements with major banks and primary government security dealers fully secured by the U.S. Government or agency collateral equal to or exceeding the principal amount on a daily basis and held in safekeeping, and
     (viii) real estate loan pool participations, guaranteed by an AA rating given by S&P or Aa2 rating given by Moody's or better rated credit.

          "CHANGE OF CONTROL" shall mean one or more of the following events:

          (a) less than a majority of the members of Borrower's Board of directors shall be persons who either (i) were serving as directors on the Closing Date or (ii) were nominated as directors and approved by the vote of the majority of the directors who are directors referred to in clause (i) above or this clause (ii); or

          (b) the stockholders of Borrower shall approve any plan or proposal for the liquidation or dissolution of Borrower; or

          (c) a Person or group of Persons acting in concert (other than the direct or indirect beneficial owners of the capital stock of Borrower as of the Closing Date) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of Borrower representing more than thirty percent (30%) of the combined voting power of the outstanding voting securities for the election of directors or shall have the right to elect a majority of the Board of Directors of Borrower.

          "CLOSING DATE" means the date on or after the Effective Date on which the conditions set forth in Article III shall have been satisfied to the satisfaction of Lender.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

          "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other entity which is consolidated with Borrower in accordance with GAAP.

          "CONTINGENT OBLIGATION" as to any Person means, without duplication, (i) any contingent obligation of such Person required to be shown on such Person's balance sheet in accordance with GAAP, and
     (ii) any obligation required to be disclosed in the footnotes to such Person's financial statements, guaranteeing partially or in whole any Non-Recourse Indebtedness, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations (other than guarantees of completion) which have not yet been called on or quantified, of such Person or of any other Person. The amount of any Contingent Obligation described in clause (ii) shall be deemed to be (a) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the Net Present Value of the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the Applicable Interest Rate, through (i) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (ii) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (b) with respect to all guarantees not covered by the preceding clause (a), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of Borrower required to be delivered pursuant to Section 4.4 hereof. Notwithstanding anything contained herein to the contrary, guarantees of completion shall not be deemed to be Contingent Obligations unless and until a claim for payment or performance has been made thereunder, at which time any such guaranty of completion shall be deemed to be a Contingent
     Obligation in an amount equal to any such claim. Subject to the preceding sentence, (i) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is recourse, directly or indirectly to Borrower), the amount of the guaranty shall be deemed to be 100% thereof unless and only to the extent that such other Person has delivered Cash or Cash
     Equivalents to secure all or any part of such Person's guaranteed obligations and (ii) in the case of a guaranty (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person. Notwithstanding anything contained herein to the contrary, "Contingent Obligations" shall be deemed not to include guarantees of Unused Commitments or of construction loans to the extent the same have not been drawn. All matters constituting "Contingent Obligations" shall be calculated without duplication.

          "CONTRACTUAL OBLIGATION," as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, lease, contract, undertaking, document or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject (including without limitation any restrictive covenant affecting such Person or any of its properties).

          "CONVERTIBLE SECURITIES" means evidences of shares of stock, limited or general partnership interests or other ownership interests, warrants, options, or other rights or securities which are convertible into or exchangeable for, with or without payment of additional consideration, shares of common stock of Borrower, either immediately or upon the arrival of a specified date or the happening of a specified event.

          "DEBT RESTRUCTURING" means a restatement of, or material change in, the amortization or other financial terms of any Indebtedness of the Borrower or any Consolidated Subsidiary.

          "DEBT SERVICE" means, for any period, Interest Expense for such period PLUS scheduled principal amortization (excluding any individual scheduled principal payment which exceeds 25% of the original principal amount of an issuance of Indebtedness) for such period on all Indebtedness of Borrower, on a consolidated basis.

          "DEFAULT" means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

          "EBITDA" means, for any period (i) Net Income for such period, PLUS (ii) depreciation and amortization expense and other non-cash items deducted in the calculation of Net Income for such period, PLUS
     (iii) Interest Expense deducted in the calculation of Net Income for such period, PLUS, (iv) Taxes deducted in the calculation of Net Income for such period, MINUS (v) the gains (and PLUS the losses) from extraordinary items or asset sales or write-ups or forgiveness of indebtedness included in the calculation of Net Income, for such period, MINUS (vi) earnings of Subsidiaries for such period distributed to third parties, all of the foregoing without duplication. In calculating EBITDA, the effect of the Participating Assets and the Participating Loans shall be excluded.

          "EFFECTIVE DATE" means the date this Agreement becomes effective in accordance with Section 9.8.

          "ENVIRONMENTAL AFFILIATE" means any partnership, joint venture, trust or corporation in which an equity interest is owned by the Borrower, either directly or indirectly, and, as a result of the ownership of such equity interest, the Borrower may have recourse liability for Environmental Claims against such partnership, joint venture or corporation (or the property thereof).

          "ENVIRONMENTAL APPROVALS" means any permit, license, approval, ruling, variance, exemption or other authorization required under applicable Environmental Laws.

          "ENVIRONMENTAL CLAIM" means, with respect to any Person, any notice, claim, demand or similar communication (written or oral) by any other Person alleging potential liability of such Person for investigatory costs, cleanup costs, governmental response costs, natural resources damage, property damages, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such Person or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, in each case (with respect to both (i) and (ii) above) as to which there is a reasonable possibility of an adverse determination with respect thereto and which, if adversely determined, would have a Material Adverse Effect on the Borrower.

          "ENVIRONMENTAL LAWS" means any and all federal, state, and local statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of Materials of Environmental Concern into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern or the clean up or other remediation thereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

          "ERISA GROUP" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Code.

          "EVENT OF DEFAULT" has the meaning set forth in Section 6.1.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System as constituted from time to time.

          "FISCAL QUARTER" means a fiscal quarter of a Fiscal Year.

          "FISCAL YEAR" means the fiscal year of Borrower which shall be the twelve (12) month period ending on the last day of December in each year.

          "FIXED CHARGES" for any  Fiscal  Quarter  period means the sum of
     (i) Debt Service for such period, (ii) the product of the average number of apartment units owned (directly or beneficially) by Borrower or any Subsidiary of Borrower during such period and the Capital Apartment Reserve for such Period, (iii) the product of the average number of square feet of commercial property other than apartment units owned (directly or beneficially) by Borrower or any Subsidiary of Borrower during such period and the Capital Commercial Reserve for such Period, and (iv) dividends on preferred shares in Borrower payable by Borrower for such period.

          "FIXED RATE INDEBTEDNESS" means all Indebtedness which accrues interest at a fixed rate.

          "FLOATING RATE INDEBTEDNESS" means all Indebtedness which is not Fixed Rate Indebtedness and which is not a Contingent Obligation or an Unused Commitment.

          "FUNDS AVAILABLE FOR DISTRIBUTION" as applied to any Person (and without duplication) means (i) Net Income, MINUS (ii) Capital Expenditures, PLUS (iii) depreciation and amortization, but only to the extent deducted in the calculation of Net Income.

          "FMV CAP RATE" means 9.5%.

          "GAAP" means generally accepted accounting principles recognized as such in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

          "GROSS ASSET VALUE" means, with respect to any Person or Property, Adjusted Asset Value plus, in the case of any Person, the value of any Cash or Cash Equivalent owned by such Person and not subject to any Lien.

          "INDEBTEDNESS" as applied to any Person (without duplication and excluding, in any event, the principal amount of any currently outstanding Participating Loans), means (a) all indebtedness, obligations or other liabilities of such Person for borrowed money,
     (b) all indebtedness, obligations or other liabilities of such Person evidenced by Securities or other similar instruments, (c) all Contingent Obligations of such Person, (d) all reimbursement obligations and other liabilities of such Person with respect to letters of credit or banker's acceptances issued for such Person's account or other similar instruments for which a contingent liability exists, (e) all obligations of such Person to pay the deferred purchase price of Property or services, (f) all obligations in respect of Capital Leases (including ground leases) of such Person, (g) all indebtedness obligations or other liabilities of such Person or others secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are assumed by, or are a personal liability of such Person, (h) all indebtedness, obligations or other liabilities (other than interest expense liability) in respect of Interest Rate Contracts and foreign currency exchange agreements (other than Interest Rate Contracts purchased to hedge Indebtedness), (i) ERISA obligations currently due and payable and
     (j) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person.

          "INDEMNITEE" has the meaning set forth in Section 9.3(b).

          "INTEREST EXPENSE" means, for any period and without duplication, total interest expense, whether paid, accrued or capitalized (including the interest component of Capital Leases but excluding interest expense covered by an interest reserve established under a loan facility and any interest expense with respect to a currently outstanding Participating Loan) of Borrower, on a consolidated basis, including without limitation all commissions, discounts and other fees and charges owed with respect to drawn letters of credit, amortized costs of Interest Rate Contracts incurred on or after the Closing Date, calculated for all Fixed Rate Indebtedness, at the actual interest rate in effect with respect to all Indebtedness outstanding as of the last day of such Fiscal Quarter and in the case of all Floating Rate Indebtedness, the greater of (i) (A) the Treasury Rate plus 1.50% for taxable Indebtedness and (B) 6.0% for tax-exempt Indebtedness, (ii) the actual rate of interest in effect with respect to such Floating Rate Indebtedness outstanding for which no Interest Rate Contract is in effect as of the last day of such quarter and
     (iii) if an Interest Rate Contract is in effect with respect to such Floating Rate Indebtedness, the strike rate payable under such Interest Rate Contract, all determined on an annualized basis.

          "INTEREST PAYMENT DATE" shall have the meaning assigned to such term in Section 2.2(a) hereof.

          "INTEREST RATE CONTRACTS" means, collectively, interest rate swap, collar, cap or similar agreements providing interest rate protection.

          "INVESTMENT AFFILIATE" means any Person in whom Borrower holds an equity interest, directly or indirectly, whose financial results are not consolidated under GAAP with the financial results of Borrower on the consolidated financial statements of Borrower.

          "JUNIOR SUBORDINATED INDEBTEDNESS" shall mean Indebtedness of Borrower or any of its Subsidiaries which is unsecured and which is subordinated to the Obligations in a manner and form satisfactory to Lender, in its sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

          "LENDER" means Merry Land & Investment Company, Inc., a Georgia corporation, and its successors and assigns.

          "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement, in each case that has the effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary of Borrower shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "LOAN" has the meaning set forth in Section 2.1(a).

          "LOAN DOCUMENTS" means this Agreement and the Note.

          "MARGIN STOCK" shall have the meaning provided such term in Regulation U and Regulation G of the Federal Reserve Board.

          "MATERIAL ADVERSE EFFECT" means an effect resulting from any circumstance or event or series of circumstances or events, of whatever nature (but excluding general economic conditions), which does or could reasonably be expected to, materially and adversely
     (i) affect the business, operations, properties, assets or financial condition of the Borrower and its Consolidated Subsidiaries taken as a whole, (ii) impair the ability of the Borrower and its Consolidated Subsidiaries, taken as a whole, to perform their respective obligations under the Loan Documents, or (iii) cause a Default under Sections 5.8, 5.9 or 5.12. Circumstances or events with respect to the Participating Assets and Participating Loans (other than liabilities incurred with respect to the Participating Assets which in the aggregate exceed the Adjusted Asset Value thereof and for which the Borrower or any of its Subsidiaries would be legally responsible) shall not be taken into consideration in the determination of a Material Adverse Effect.

          "MATERIAL PLAN" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $250,000.

          "MATERIALS  OF  ENVIRONMENTAL   CONCERN"   means   and   includes
     pollutants,   contaminants,  hazardous  wastes,  toxic  and  hazardous
     substances, asbestos, lead, petroleum and petroleum by-products.

          "MATURITY DATE" shall mean the date when all of the Obligations hereunder shall be due and payable, which shall be October 15, 2013, unless accelerated pursuant to the terms hereof.

          "MOODY'S" means Moody's Investors Services, Inc. or any successor thereto.

          "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

          "NET INCOME" means, for any period, the net earnings (or loss) after Taxes of Borrower, on a consolidated basis, for such period calculated in conformity with GAAP, but excluding, in any event, the effect of any Participating Assets or Participating Loans.

          "NET OPERATING INCOME" means, for any period with respect to any Property owned (directly or beneficially) by Borrower or its wholly-owned Subsidiaries, the net operating income of such Property (attributed to such Property in a manner reasonably acceptable to Lender) for such period (i) determined in accordance with GAAP,
     (ii) determined in a manner which is consistent with the past practices of Borrower, and (iii) inclusive of an allocation of reasonable management fees and administrative costs to each Property consistent with the past practices of Borrower, except that, for purposes of determining Net Operating Income, income shall not
     (a) include security or other deposits or (b) be reduced by depreciation or amortization.

          "NET PRICE" means, with respect to the purchase and sale of any Property, without duplication, (i) Cash and Cash Equivalents paid as consideration for such purchase or sale, PLUS (ii) the principal amount of any note received or other deferred payment to be made in connection with such purchase or sale (except as described in clause (iv) below), PLUS (iii) the value of any other considerations delivered in connection with such purchase or sale (including, without limitation, shares of common stock or preferred stock in Borrower) (as reasonably determined by Lender), MINUS (only in the case of a sale)
     (iv) the value of any consideration deposited into escrow or subject to disbursement or claim upon the occurrence of any event, MINUS (only in the case of a sale) (v) the value of any consideration required to be paid to any Person other than the Borrower and its Subsidiaries owning a beneficial interest in such Property, MINUS (vi) reasonable costs of sale and taxes paid or payable in connection with such purchase or sale.

          "NET PRESENT VALUE" shall mean, as to a specified or ascertainable dollar amount, the present value, as of the date of calculation of any such amount using a discount rate equal to the Base Rate in effect as of the date of such calculation.

          "NON-RECOURSE INDEBTEDNESS" means Indebtedness with respect to which recourse for payment is limited to (i) specific assets related to a particular Property or group of Properties encumbered by a Lien securing such Indebtedness or (ii) any Subsidiary (provided that if a Subsidiary is a partnership, there is no recourse to Borrower as a general partner of such partnership); provided, however, that personal recourse of Borrower for any such Indebtedness for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financing of real estate shall not, by itself, prevent such Indebtedness from being characterized as Non-Recourse Indebtedness.

          "NOTE" has the meaning set forth in Section 2.1(a).

          "NOTE INTEREST RATE" shall mean during each year following the Closing Date the rate set forth in the following schedule opposite such year:

         YEAR                              RATE
         ----                              ----
      First, Second,
    Third, Fourth and
         Fifth                             8.0%
         Sixth                            8.25%
        Seventh                           8.50%
        Eighth                            8.75%
         Ninth                             9.0%
         Tenth                            9.25%
       Eleventh                           9.75%
        Twelfth                          10.50%
      Thirteenth                         11.50%
      Fourteenth                         12.75%
     Fifteenth and
      thereafter                         14.25%

          "OBLIGATIONS" means all obligations, liabilities, indemnity obligations and Indebtedness of every nature of the Borrower from time to time owing to Lender, under or in connection with this Agreement or any other Loan Document.

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "PARTICIPATING ASSETS" means those assets more fully described on
     Schedule 1.1B hereto, but only for so long as such assets are subject to Participating Loans.

          "PARTICIPATING LOANS" means certain Non-Recourse Indebtedness held by Lender which are currently in effect with respect to and are secured by the Participating Assets.

          "PERMITTED LIENS" means:

               (a) Liens for Taxes, assessments or other governmental charges not yet due and payable or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted in accordance with the terms hereof;

               (b) statutory liens of carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than sixty (60) days delinquent or which are being contested in good faith in accordance with the terms hereof;

               (c) deposits made in the ordinary course of business to secure liabilities to insurance carriers;

               (d) Liens for purchase money obligations for equipment; PROVIDED that (i) the Indebtedness secured by any such Lien does not exceed the purchase price of such equipment, (ii) any such Lien encumbers only the asset so purchased and the proceeds upon sale, disposition, loss or destruction thereof, and (iii) such Lien, after giving effect to the Indebtedness secured thereby, does not give rise to an Event of Default;

               (e) easements, rights-of-way, zoning restrictions, other similar charges or encumbrances and all other items listed on Schedule B to the owner's title insurance policies, except in connection with any Indebtedness, for any of the Real Property Assets, so long as the foregoing do not interfere in any material respect with the use or ordinary conduct of the business of the owner and do not diminish in any material respect the value of the Property to which it is attached or for which it is listed;

               (f) Liens and judgments which have been or will be bonded or released of record within thirty (30) days after the date such Lien or judgment is entered or filed against Borrower, or any Subsidiary;

               (g) Liens, including Participating Liens on Assets to secure Participating Loans, on Property of the Borrower or its Subsidiaries (other than Qualifying Unencumbered Property) securing Indebtedness which may be incurred or remain outstanding without resulting in an Event of Default hereunder; and

               (h) Liens in favor of the Borrower against any asset of any wholly-owned Subsidiary of the Borrower.

          "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

          "PREFERRED STOCK" shall mean Borrower's Redeemable Cumulative Preferred Stock, bearing dividends at the rate and having the terms and rights set forth in Borrower's Certificate of Incorporation as in effect on the Effective Date.

          "PREFERRED STOCK OBLIGATIONS" means, as of the date of determination and without duplication, the liquidation value of the outstanding Preferred Stock and all accumulated and unpaid dividends thereon, together with any accrued and unpaid interest thereon.

          "PROPERTY" means, with respect to any Person, any real or personal property, building, facility, structure, equipment or unit, or other asset owned by such Person.

          "PURCHASE AND SALE AGREEMENT" shall mean the Purchase and Sale Agreement, dated as of October 15, 1998, between ERP Operating Limited Partnership and Borrower, including all amendments, modifications and supplements thereto and any appendices, exhibits or schedules to any of the foregoing, and shall refer to the Purchase and Sale Agreement as the same may be in effect at the time such reference becomes operative.

          "QUALIFYING UNENCUMBERED PROPERTY" means any Real Property Asset from time to time which (i) is wholly-owned (directly or beneficially) by Borrower, (ii) is not subject (nor are any equity interests in such Property subject) to a Lien which secures Indebtedness of any Person other than Permitted Liens, and (iii) is not subject (nor are any equity interests in such Property subject) to any covenant, condition, or other restriction which prohibits or limits the creation or assumption of any Lien upon such Property (it being understood that covenants similar to those set forth in Section 5.8 hereof shall not be deemed to constitute any such prohibition or limitation). In addition, in the case of any Property that is owned by a Subsidiary of Borrower, if such Subsidiary shall commence any proceeding under any bankruptcy, insolvency or similar law, or any such involuntary case shall be commenced against it and shall remain undismissed and unstayed for a period of 60 days, then, simultaneously with the occurrence of such conditions, such Property shall no longer constitute a Qualifying Unencumbered Property.

          "REAL PROPERTY ASSETS" means as of any time, the real property assets (including interests in participating mortgages in which the Borrower's interest therein is characterized as equity according to
     GAAP) owned directly or indirectly by the Borrower and its Consolidated Subsidiaries.

          "RELEASE" shall mean any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, discharge, dispersal, dumping, leaching or migration of Materials of Environmental Concern in the indoor or outdoor environment, including the movement of Materials of Environmental Concern through or in the air, soil, surface water, ground water or property.

          "RECOURSE DEBT" shall mean Indebtedness that is not Non-Recourse Indebtedness.

          "REGULATION U" means Regulation U of the Federal Reserve Board, as in effect from time to time.

          "SALE" shall have the meaning given such term in the Purchase and Sale Agreement.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

          "SECURED DEBT" means Indebtedness of Borrower, on a consolidated basis, the payment of which is secured by a Lien on any Property owned or leased by Borrower, or any Subsidiary of Borrower, but excluding in any event, any Participating Loans.

          "SECURITIES" means any stock, partnership interests (other than Multifamily Residential Property Partnership Interests), shares, shares of beneficial interest, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities," or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include any evidence of the obligations.

          "SENIOR INDEBTEDNESS" shall mean (i) the principal amount of all indebtedness arising under the Senior Term Loan Agreement, together with any interest (including any interest accruing after the commencement of any bankruptcy proceeding, and any interest which would have accrued but for the commencement of such proceeding, whether or not such interest is allowed as an enforceable claim in such bankruptcy proceeding), premium, if any, and any other amount
     (including any fee or expense) due in connection with such indebtedness under the Senior Term Loan Documents, and (ii) any other indebtedness for borrowed money of Borrower or any of its Subsidiaries which by the documents evidencing such indebtedness is designated as "Senior Indebtedness" by specific reference to this Agreement and notice of which has been given to, and acknowledged by, Lender pursuant to Section 7.10 hereof.

          "SENIOR LENDER" shall mean Merry Land & Investment Company, Inc.,
     its   successors   and   assigns,  and  any  other  holder  of  Senior
     Indebtedness.

          "SENIOR TERM LOAN AGREEMENT" shall mean the Senior Term Loan Agreement, dated as of October 15, 1998, by and between Borrower and Merry Land & Investment Company, Inc.

          "SENIOR TERM LOAN DOCUMENTS" shall mean (i) the Senior Term Loan Agreement, together with all exhibits thereto, all other documents, agreements and instruments executed in connection therewith and all amendments and supplements thereto, and (ii) the loan documents evidencing any other Senior Indebtedness.

          "SOLVENT" means, with respect to any Person, that the fair saleable value of such Person's assets exceeds the Indebtedness of such Person.

          "SUBSIDIARY" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

          "TAXES" means all federal, state, local and foreign income and gross receipts taxes, but excluding any of the foregoing which arise as a result of the Participating Assets or Participating Loans.

          "TERM" shall mean that period from and including the Closing Date through the Termination Date.

          "TERMINATION DATE" shall mean the date on which all Obligations hereunder have been completely discharged.

          "TERMINATION EVENT" shall mean (i) a "reportable event", as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC), or an event described in Section 4062(e) of ERISA, (ii) the withdrawal by any member of the ERISA Group from a Multiemployer Plan during a plan year in which it is a "substantial employer" (as defined in
     Section 4001(a)(2) of ERISA), or the incurrence of liability by any member of the ERISA Group under Section 4064 of ERISA upon the termination of a Multiemployer Plan, (iii) the filing of a notice of intent to terminate any Plan under Section 4041 of ERISA, other than in a standard termination within the meaning of Section 4041 of ERISA, or the treatment of a Plan amendment as a distress termination under
     Section 4041 of ERISA, (iv) the institution by the PBGC of proceedings to terminate, impose liability (other than for premiums under
     Section 4007 of ERISA) in respect of, or cause a trustee to be appointed to administer, any Plan or (v) any other event or condition that might reasonably constitute grounds for the termination of, or the appointment of a trustee to administer, any Plan or the imposition of any liability or encumbrance or Lien on the Real Property Assets or any member of the ERISA Group under ERISA.

          "TOTAL LIABILITIES" means, as of the date of determination and without duplication, all Indebtedness of Borrower, on a consolidated basis, PLUS accounts payable incurred in the ordinary course of business.

          "TRANSACTION  COST  AGREEMENT"  has  the  meaning  set  forth  in
          Section 3.1(i).

          "TRANSFER" shall have the meaning given such term in the Asset Exchange Agreement.

          "TREASURY RATE" means, as of any date, a rate equal to the annual yield to maturity on the U.S. Treasury Constant Maturity Series with a ten year maturity, as such yield is reported in Federal Reserve Statistical Release H.15 -- Selected Interest Rates, published most recently prior to the date the applicable Treasury Rate is being determined. Such yield shall be determined by straight line linear interpolation between the yields reported in Release H.15, if necessary. In the event Release H.15 is no longer published, Lender shall select, in its reasonable discretion, an alternate basis for the determination of Treasury yield for U.S. Treasury Constant Maturity Series with ten year maturities.

          "UNENCUMBERED APARTMENT ASSET VALUE" means (i) a fraction, the numerator of which is the product of four (4) and the aggregate Unencumbered Net Operating Income for the most recently ended Fiscal Quarter which is attributable (in a manner reasonably acceptable to Lender) to Qualifying Unencumbered Properties which are primarily multi-family residential properties, wholly-owned (directly or beneficially) by the Borrower for the entire Fiscal Quarter, and the denominator of which is the FMV Cap Rate, PLUS (ii) for all Qualifying Unencumbered Properties which are primarily multi-family residential properties, wholly-owned (directly or beneficially) by Borrower which have been acquired (directly or indirectly) by the Borrower during the Fiscal Quarter most recently ended, the aggregate Net Price paid by Borrower or its affiliates for such Qualifying Unencumbered Properties.

          "UNENCUMBERED NET OPERATING INCOME" means for any period for all Qualifying Unencumbered Properties owned (directly or beneficially) by the Borrower and/or any wholly-owned Subsidiary of Borrower during the applicable period, Net Operating Income from each such Qualifying Unencumbered Property minus (i) with respect to any apartment units contained in such Qualifying Unencumbered Property, an amount equal to the product of the number of apartment units in such Qualifying Unencumbered Property during such period and the Capital Apartment Reserve for such period, and minus (ii) with respect to any commercial property other than apartments units contained in such Qualifying Unencumbered Property, an amount equal to the product of the number of square feet of leased space in such commercial property other than apartments units contained in such Qualifying Unencumbered Property and the Capital Commercial Reserve for such period.

          "UNIMPROVED  ASSETS" means Real Property  Assets  upon  which  no
     material  improvements   have   been  completed  which  completion  is
     evidenced by a certificate of occupancy or its equivalent.

          "UNITED STATES" means the United States of America, including the fifty states and the District of Columbia.

          "UNSECURED  DEBT"  means  Indebtedness   of   Borrower   and  any
     Subsidiary of Borrower, which is not Secured Debt.

          "UNSECURED INTEREST EXPENSE" means Interest Expense, other than Interest Expense payable in respect of Secured Debt and other than Interest Expense payable in respect of the Indebtedness of any Person other than Borrower or any Subsidiary of Borrower.

          "UNUSED COMMITMENTS" shall mean an amount equal to all unadvanced funds (other than unadvanced funds in connection with any construction loan) which any third party is obligated to advance to Borrower or another Person or otherwise pursuant to any loan document, written instrument or otherwise.

          Section 0.1 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to Lender; PROVIDED that, if the Borrower notifies Lender that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in GAAP on the operation of such covenant (or if Lender notifies the Borrower that Lender wishes to amend Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner reasonably satisfactory to the Borrower and Lender.

                            ARTICLE  I

                     AMOUNT AND TERMS OF LOAN

     Section  1.1 LOAN.

          (a) Upon and subject to the terms and conditions hereof, Lender agrees to make a senior subordinated term loan (the "Loan") to Borrower on the Closing Date, in an aggregate principal amount of Twenty Million Dollars ($20,000,000). The Loan shall be evidenced by a promissory note to be executed and delivered by Borrower at the time of such Loan, the form of which is attached hereto and made a part hereof as Exhibit A (the "Note").

          (b) $18,317,429 of the Loan shall be deemed to have been disbursed by virtue of the consummation of the Transfer, and the balance of the Loan shall be deemed to have been disbursed by virtue of the consummation of the Sale.

          (c) The aggregate principal amount of the Senior Subordinated Term Note shall be payable on October 15, 2013.

     Section  1.2 INTEREST ON THE LOAN.

          (a) With respect to the Loan, Borrower shall pay interest to Lender in arrears on each January 15, April 15, July 15 and October 15 of each year during the Term commencing on January 15, 1999 (each, an "Interest Payment Date"), in an amount equal to the quotient of (i) an amount equal to (A) the sum of the daily unpaid principal amounts of the Loan outstanding on each day during the previous calendar quarter multiplied by (B) a rate equal to the Note Interest Rate, divided by
     (ii) 360.

          (b) Upon the occurrence of and during the continuation of Borrower's failure to make any payment of principal of, or interest on, or any amount owing in respect of, the Loan or any of the other Obligations when due and payable or declared due and payable, the interest rate applicable to the Loan shall be increased by 5% per annum above the rate otherwise applicable. Any interest not paid when due and payable shall be added to principal.

          (c)   Notwithstanding anything to the contrary set forth in  this
     Section 2.2, if at any time until payment in full of all of the Obligations the interest rate calculated pursuant to the foregoing paragraphs of this Section 2.2 (the "Stated Rate") exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; PROVIDED, HOWEVER, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Lender from the making of advances hereunder is equal to the total interest which Lender would have received had the Stated Rate been (but for the operation of this Section 2.2(c)) the interest rate payable since the Closing Date. Thereafter, the interest rate payable hereunder shall be the Stated Rate unless and until the Stated Rate again exceeds the Maximum Lawful Rate, in which event this paragraph shall again apply. In no event shall the total interest received by Lender pursuant to the terms hereof exceed the amount which Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. In the event the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. In the event that a court of competent jurisdiction, notwithstanding the provisions of this Section 2.2(c), shall make a final determination that Lender has received interest hereunder or under any of the Loan Documents in excess of the Maximum Lawful Rate, Lender shall, to the extent permitted by applicable law, promptly apply such excess first to any interest due and not yet paid under the Loan, then to any due and payable principal of the Loan, then to the remaining principal amount of the Loan, then to other unpaid Obligations and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

     Section 1.3 APPLICATION OF PAYMENTS. All monies received by Lender pursuant to this Agreement shall be applied to any Obligations by Lender, as Lender shall determine in its sole discretion, and Lender shall account to Borrower for any sum remaining. Payments of interest and principal with respect to the Loan shall be payable by federal wire transfer, pursuant to Lender's written instructions, on the dates and in the amounts specified in this Agreement. All other Obligations shall be payable on demand in the manner requested by Lender.

     Section 1.4 MANDATORY PREPAYMENTS. If at any time the Borrower or any of its Consolidated Subsidiaries sells, transfers, assigns or conveys any multifamily Real Property Asset which shall cause the Borrower in any fiscal year period commencing after the Closing Date, to have sold, transferred or conveyed property or assets which constitute in the aggregate more than 30% of the Gross Asset Value of the multifamily Real Property Assets of Borrower and its Consolidated Subsidiaries on the date of such transfer, then at the request of Lender, Borrower shall pay to Lender, within thirty (30) days after the date of such request, an amount equal to the Net Proceeds of such transfer (but in no event more than the outstanding balance of the Loan). Borrower shall make such prepayment together with interest accrued to the date of the prepayment on the principal amount prepaid. Amounts prepaid pursuant to this Section 2.4 may not be reborrowed. As used in this Section 2.4, the term "NET PROCEEDS" shall mean all amounts received by Borrower and its Consolidated Subsidiaries in connection with such sale, transfer, assignment or conveyance after payment of all expenses to be made by Borrower and any Consolidated Subsidiaries in connection with such sale, transfer, assignment or conveyance (including, without limitation, payment of then existing Liens or encumbrances on such Real Property Asset, brokerage commissions, title and survey costs or transfer taxes).

     Section 1.5 OPTIONAL PREPAYMENTS. The Borrower may, upon at least one (1) Domestic Business Day's notice to Lender, prepay without penalty the Loan, in whole at any time, or from time to time in part, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

     Section 1.6 GENERAL PROVISIONS AS TO PAYMENTS. The Borrower shall make each payment of interest on the Loan, not later than 10:00 a.m. New York City time on the date when due, in Federal or other funds immediately available in Chicago, Illinois, to Lender at its address referred to in
Section 9.1. Whenever any payment of principal of, or interest on the Loan shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     Section 1.7 COMPUTATION OF INTEREST. All interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).


                                ARTICLE  I

                                CONDITIONS

     Section 1.7 CLOSING. The closing hereunder shall occur on the date when each of the following conditions is satisfied, each document to be dated the Closing Date unless otherwise indicated:

          (a) the Asset Exchange Agreement has been duly executed and delivered by and to the respective parties, all conditions precedent to the closing and/or effectiveness of said agreement have been fully satisfied or waived, and the Transfer has been fully consummated.

          (b) the Purchase and Sale Agreement has been duly executed and delivered by and to the respective parties, all conditions to the closing and/or effectiveness of said agreement have been fully satisfied or waived, and the Sale has been fully consummated.

          (c) the Borrower shall have executed and delivered to Lender a Note dated on or before the Closing Date complying with the provisions of Section 2.1(a);

          (d) the Borrower and Lender shall have executed and delivered to the Borrower and Lender a duly executed original of this Agreement;

          (e) Lender shall have received an opinion of counsel for the Borrower, acceptable to Lender and its counsel from a law firm acceptable to Lender and its counsel;

          (f)    Lender  shall  have  received  all  documents  Lender  may reasonably request relating to the existence of the Borrower, the authority for and the validity of this Agreement and the other Loan Documents, the authority and incumbency of the officers executing this Agreement and the other Loan Documents and any other matters relevant hereto, all in form and substance satisfactory to Lender. Such documentation shall include, without limitation, the certificate of incorporation of the Borrower, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by the Secretary of State of Delaware as of a date not more than ten (10) days prior to the Closing Date, together with a certificate of good standing as to the Borrower from the Secretaries of State of Delaware and Georgia, to be dated not more than ten (10) days prior to the Closing Date, as well as the by-laws of the Borrower, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by a senior officer of Borrower as of a date not more than ten (10) days prior to the Closing Date;

          (g) Lender shall have received all certificates, agreements and other documents and papers referred to in this Section 3.1;

          (h) the Borrower shall have taken all actions required to authorize the execution and delivery of this Agreement and the other Loan Documents and the performance thereof by the Borrower;

          (i) Lender shall be satisfied that neither the Borrower nor any Consolidated Subsidiary is subject to any present or contingent environmental liability which could have a Material Adverse Effect;

          (j) Lender shall have received the fees and expenses accrued through the Closing Date as more fully provided in the Transaction Costs Agreement of even date (the "Transaction Costs Agreement") among Equity Residential Properties Trust, Lender and Borrower;

          (k) Lender shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Borrower and the applicable Consolidated Subsidiaries, and the validity and enforceability, of the Loan Documents, or in connection with any of the transactions contemplated thereby, and such consents, licenses and approvals shall be in full force and effect;

          (l) Lender shall have received a certificate based upon the pro-forma financial information contained in Borrower's Form 10 (including the assumptions with respect to such pro forma financial information contained therein) showing compliance with the requirements of Section 5.8 as of the Closing Date; and

          (m) no Default or Event of Default shall have occurred.


                                ARTICLE  I

                      REPRESENTATIONS AND WARRANTIES

     In order to induce Lender to make the Loan, the Borrower makes the following representations and warranties as of the Closing Date. Such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the other Loan Documents and the making of the Loan.

     Section 1.7 EXISTENCE AND POWER. The Borrower is a corporation, duly formed and validly existing and in good standing under the laws of the State of Georgia and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect.

     Section 1.7 POWER AND AUTHORITY. The Borrower has the corporate power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary corporate action, if any, to authorize the execution and delivery on behalf of the Borrower and the performance by the Borrower of such Loan Documents. The Borrower has duly executed and delivered each Loan Document to which it is a party in accordance with the terms of this Agreement, and each such Loan Document constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

     Section 1.7 NO VIOLATION. Neither the execution, delivery or performance by or on behalf of the Borrower of the Loan Documents to which it is a party, nor compliance by the Borrower with the terms and provisions thereof nor the consummation of the transactions contemplated by the Loan Documents, (i) will materially contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will materially conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Consolidated Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, or other agreement or other instrument to which the Borrower (or of any partnership of which the Borrower is a partner) or any of its Consolidated Subsidiaries is a party or by which it or any of its property or assets is bound or to which it is subject, or (iii) will cause a material default by the Borrower under any organizational document of any Person in which the Borrower has an interest, or cause a material default under the Borrower's agreement or certificate of limited partnership, the consequences of which conflict, breach or default would have a Material Adverse Effect, or result in or require the creation or imposition of any Lien whatsoever upon any Property (except as contemplated herein).

     Section  1.7 FINANCIAL INFORMATION.

          (n) The historical combined consolidated balance sheet of Borrower's predecessor as of December 31, 1997, and the related historical combined statements of financial position of Borrower's predecessor as of December 31, 1997, reported on by Arthur Andersen LLP, a copy of which is in the Form 10 delivered to Lender, fairly present, in conformity with GAAP, the consolidated financial position of Borrower's predecessor as of such date and the combined results of operations and cash flows for the fiscal year then ended, except as may be otherwise stated therein. The historical combined consolidated balance sheet of Borrower's predecessor as of June 30, 1998, and the related historical combined financial statements of Borrower's predecessor for the period from January 1, 1998 to June 30, 1998, reported on by Arthur Andersen LLP, a copy of which is in the Form 10 delivered to Lender, fairly present, in conformity with GAAP, the consolidated financial position of Borrower's predecessor as of such date and the combined results of operations and cash flows for such period, except as may be otherwise stated therein and subject in all cases to year end adjustments.

          (o) Since June 30, 1998, (i) except as may have been disclosed in writing to Lender, nothing has occurred having a Material Adverse Effect, and(ii) except as may have been disclosed in the Form 10, the Borrower has not incurred any material indebtedness or guaranty on or before the Closing Date.

     Section 1.7 LITIGATION. Except as previously disclosed by the Borrower in writing to Lender, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, (i) the Borrower or any of its Consolidated Subsidiaries,
(ii) the Loan Documents or any of the transactions contemplated by the Loan Documents or (iii) any of their assets, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could, individually, or in the aggregate have a Material Adverse Effect or which in any manner draws into question the validity of this Agreement or the other Loan Documents.

     Section  1.7 COMPLIANCE WITH ERISA.

          (p) Except as set forth on SCHEDULE 4.6 attached hereto, Borrower is not a member of any Plan or Multiemployer Plan or, as of the Closing Date, any other Benefit Arrangement. After the Closing Date, Borrower may establish or assume any Benefit Arrangement, so long as any such event would not result in a Material Adverse Effect.

          (q) The transactions contemplated by the Loan Documents will not constitute a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject Lender to any tax or penalty or prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA.

     Section 1.7 ENVIRONMENTAL MATTERS. After the Closing Date, Borrower will conduct reviews of the effect of Environmental Laws on the business, operations and properties of the Borrower and Consolidated Subsidiaries of either or both when necessary in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of the reviews, the Borrower will ascertain the likelihood of such associated liabilities and costs, including the costs of compliance with Environmental Laws, having a Material Adverse Effect on the Borrower and its Consolidated Subsidiaries.

     Section 1.7 TAXES. After the Closing Date, Borrower and its Consolidated Subsidiaries will file all United States Federal income tax returns and all other material tax returns which are required to be filed by them and will pay all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Consolidated Subsidiary, except such taxes, if any, as are reserved against in accordance with GAAP, such taxes as may be contested in good faith by appropriate proceedings or such taxes, the failure to make payment of which when due and payable will not have, in the aggregate, a Material Adverse Effect.

     Section 1.7 FULL DISCLOSURE. All information heretofore furnished by the Borrower to Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby or thereby is true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to Lender, in writing any and all facts which have or may have (to the extent the Borrower can now reasonably foresee) a Material Adverse Effect.

     Section 1.7 SOLVENCY. On the Closing Date and after giving effect to the transactions contemplated by the Loan Documents occurring on the Closing Date, the Borrower will be Solvent.

     Section 1.7 GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of any Loan Document or the consummation of any of the transactions contemplated thereby other than those that have already been duly made or obtained and remain in full force and effect or those which, if not made or obtained, would not have a Material Adverse Effect;

     Section 1.7 INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any Consolidated Subsidiary is (x) an "INVESTMENT COMPANY" or a company "CONTROLLED" by an "INVESTMENT COMPANY", within the meaning of the Investment Company Act of 1940, as amended, (y) a "HOLDING COMPANY" or a "SUBSIDIARY COMPANY" of a "HOLDING COMPANY" or an "AFFILIATE" of either a "HOLDING COMPANY" or a "SUBSIDIARY COMPANY" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (z) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

     Section   1.7    PRINCIPAL  OFFICES.   As of  the  Closing  Date,  the
principal office, chief executive office and principal place of business of the Borrower is 624 Ellis Street, Augusta, Georgia 30901.

     Section 1.7 PATENTS, TRADEMARKS, ETC. The Borrower has obtained and holds in full force and effect all patents, trademarks, servicemarks, trade names, copyrights and other such rights, free from burdensome restrictions, which are necessary for the operation of its business as presently conducted, the impairment of which is likely to have a Material Adverse Effect.

     Section 1.7 OWNERSHIP OF PROPERTY. SCHEDULE 4.15 attached hereto and made a part hereof sets forth all the real property owned or ground leased by the Borrower and Persons in which the Borrower, directly or indirectly, owns an interest as of the Closing Date.

     Section 1.7 NO DEFAULT. No Event of Default or, to the best of the Borrower's knowledge, Default exists under or with respect to any Loan Document and the Borrower is not in default in any material respect beyond any applicable grace period under or with respect to any other material agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect, the existence of which default is likely to result in a Material Adverse Effect.

     Section 1.7 LICENSES, ETC. The Borrower has obtained and does hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditation, easements, rights of way and other consents and approvals which are necessary for the operation of its businesses as presently conducted, the absence of which is likely to have a Material Adverse Effect.

     Section 1.7 COMPLIANCE WITH LAW. To the Borrower's knowledge, the Borrower and each of the Real Property Assets are in compliance with all laws, rules, regulations, orders, judgments, writs and decrees, including, without limitation, all building and zoning ordinances and codes, the failure to comply with which is likely to have a Material Adverse Effect.

     Section 1.7 NO BURDENSOME RESTRICTIONS. Except as may have been disclosed by the Borrower in writing to Lender, Borrower is not a party to any agreement or instrument or subject to any other obligation or any charter or corporate or partnership restriction, as the case may be, which, individually or in the aggregate, is likely to have a Material Adverse Effect.

     Section 1.7 BROKERS' FEES. The Borrower has not dealt with any broker or finder with respect to the transactions contemplated by this Agreement or otherwise in connection with this Agreement, and the Borrower has not done any act, had any negotiations or conversation, or made any agreements or promises which will in any way create or give rise to any obligation or liability for the payment by the Borrower of any brokerage fee, charge, commission or other compensation to any party with respect to the transactions contemplated by the Loan Documents.

     Section 1.7 LABOR MATTERS. There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower and the Borrower has not suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

     Section 1.7 INSURANCE. The Borrower currently maintains insurance at 100% replacement cost insurance coverage (subject to customary deductibles) in respect of each of the Real Property Assets, as well as commercial general liability insurance (including "builders' risk" where applicable) against claims for personal, and bodily injury and/or death, to one or more persons, or property damage, as well as workers' compensation insurance, in each case with respect to liability and casualty insurance with insurers having an A.M. Best policyholders' rating of not less than A-VII in amounts that prudent owner of assets such as the Real Property Assets would maintain.

     Section 1.7 ORGANIZATIONAL DOCUMENTS. The documents delivered pursuant to Section 3.1(e) constitute, as of the Closing Date, all of the organizational documents (together with all amendments and modifications thereof) of the Borrower. The Borrower represents that it has delivered to Lender true, correct and complete copies of each of the documents set forth in this Section 4.23.

     Section 1.7 QUALIFYING UNENCUMBERED PROPERTIES. As of the date hereof, each Property listed on SCHEDULE 4.24 as a Qualifying Unencumbered Property (i) is a Real Estate Asset wholly-owned (directly or beneficially) by Borrower or a wholly-owned Subsidiary of Borrower, (ii) is not subject (nor are any equity interests in such Property subject) to a Lien which secures Indebtedness of any Person, other than Permitted Liens, and
(iii) is not subject (nor are any equity interests in such Property subject) to any covenant, condition, or other restriction which prohibits or limits the creation or assumption of any Lien upon such Property. All of the information set forth on SCHEDULE 4.24 is true and correct in all material respects.

     Section 1.8 INVESTMENT AFFILIATES. As of the date hereof, Borrower has no Investment Affiliates.


                                ARTICLE  I

                    AFFIRMATIVE AND NEGATIVE COVENANTS

     The Borrower covenants and agrees that so long as any Obligations remain unpaid:

     Section  1.8 INFORMATION.  The Borrower will deliver to Lender:

          (a) as soon as available and in any event within five (5) Domestic Business Days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 125 days after the end of each fiscal year of the Borrower) a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of Borrower's operations and consolidated statements of Borrower's cash flow for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission on Borrower's Form 10K and reported on by Arthur Andersen LLP or other independent public accountants of nationally recognized standing;

          (b) as soon as available and in any event within five (5) Domestic Business Days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 80 days after the end of each of the first three quarters of each fiscal year of the Borrower), (i) a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of Borrower's operations and consolidated statements of Borrower's cash flow for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, all reported on in the form provided to the Securities and Exchange Commission on Borrower's Form 10Q, and (ii) and such other information reasonably requested by Lender;

          (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Section 5.8 on the date of such financial statements;
     (ii) certifying (x) that such financial statements fairly present the financial condition and the results of operations of the Borrower on the dates and for the periods indicated, on the basis of GAAP, with respect to the Borrower subject, in the case of interim financial statements, to normally recurring year-end adjustments, and (y) that such officer has reviewed the terms of the Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and condition of the Borrower during the period beginning on the date through which the last such review was made pursuant to this Section 5.1(c) (or, in the case of the first certification pursuant to this Section 5.1(c), the Closing Date) and ending on a date not more than ten (10) Domestic Business Days prior to the date of such delivery and that (1) on the basis of such financial statements and such review of the Loan Documents, no Event of Default existed under Section 6.1(b) with respect to Sections 5.8 and 5.9 at or as of the date of said financial statements, and (2) on the basis of such review of the Loan Documents and the business and condition of the Borrower, to the best knowledge of such officer, as of the last day of the period covered by such certificate no Default or Event of Default under any other provision of Section 6.1 occurred and is continuing or, if any such Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and, the action the Borrower proposes to take in respect thereof and
     (3) no event has occurred and is continuing which would give rise to a mandatory prepayment pursuant to Section 2.4 hereof. Such certificate shall set forth the calculations required to establish the matters described in clauses (1) and (3) above;

          (d) (i) within five (5) Domestic Business Days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer, the chief accounting officer, controller, or other executive officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto; and
     (ii) promptly and in any event within five (5) Domestic Business Days after the Borrower obtains knowledge thereof, notice of (x) any litigation or governmental proceeding pending or threatened against the Borrower or the Real Property Assets as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, is likely to individually or in the aggregate, result in a Material Adverse Effect, (y) any other event, act or condition which is likely to result in a Material Adverse Effect, and
     (z)  any  event  giving  rise  to  a mandatory prepayment pursuant  to
     Section 2.4;

          (e) promptly upon the mailing thereof to the shareholders of Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

          (f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) (other than the exhibits thereto, which exhibits will be provided upon request therefor by Lender) which Borrower shall have filed with the Securities and Exchange Commission;

          (g) promptly and in any event within thirty (30) days, if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in
     Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC;
     (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or
     (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, and in the case of clauses (i) through (vii) above, which event could result in a Material Adverse Effect, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

          (h) promptly and in any event within ten (10) days after the Borrower obtains actual knowledge of any of the following events, a certificate of the Borrower, executed by an officer of the Borrower, specifying the nature of such condition, and the Borrower's or, if the Borrower has actual knowledge thereof, the Environmental Affiliate's proposed initial response thereto: (i) the receipt by the Borrower, or, if the Borrower has actual knowledge thereof, any of the Environmental Affiliates of any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Borrower, or, if the Borrower has actual knowledge thereof, any of the Environmental Affiliates, is not in compliance with applicable Environmental Laws, and such noncompliance is likely to have a Material Adverse Effect, (ii) the Borrower shall obtain actual knowledge that there exists any Environmental Claim pending against the Borrower or any Environmental Affiliate and such Environmental Claim is likely to have a Material Adverse Effect or (iii) the Borrower obtains actual knowledge of any release, emission, discharge or disposal of any Material of Environmental Concern that is likely to form the basis of any
     Environmental Claim against the Borrower or any Environmental Affiliate which in any such event is likely to have a Material Adverse Effect;

          (i) promptly and in any event within five (5) Domestic Business Days after receipt of any material notices or correspondence from any company or agent for any company providing insurance coverage to the Borrower relating to any loss which is likely to result in a Material Adverse Effect, copies of such notices and correspondence; and

          (j) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as Lender may reasonably request in writing.

     Section 1.8 PAYMENT OF OBLIGATIONS. The Borrower and each Subsidiary will pay and discharge, at or before maturity, all its respective material obligations and liabilities including, without limitation, any obligation pursuant to any agreement by which it or any of its properties is bound, in each case where the failure to so pay or discharge such obligations or liabilities is likely to result in a Material Adverse Effect, and will maintain in accordance with GAAP, appropriate reserves for the accrual of any of the same.

     Section  1.8 MAINTENANCE OF PROPERTY; INSURANCE; LEASES.

          (k) The Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business, including without limitation the Real Property Assets (for so long as it constitutes Real Property Assets), in good repair, working order and condition, ordinary wear and tear excepted, in each case where the failure to so maintain and repair will have a Material Adverse Effect.

          (l) The Borrower shall maintain, or cause to be maintained, insurance comparable to that described in Section 4.23 hereof with insurers meeting the qualifications described therein, which insurance shall in any event not provide for less coverage than insurance customarily carried by owners of properties similar to, and in the same locations as, the Real Property Assets. The Borrower will deliver to Lender upon the reasonable request of Lender from time to time (i) full information as to the insurance carried, (ii) within five (5) days of receipt of notice from any insurer a copy of any notice of cancellation or material change in coverage from that existing on the date of this Agreement and (iii) forthwith, notice of any cancellation or nonrenewal of coverage by the Borrower.

     Section 1.8 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Borrower will continue to engage in business of the same general type as now conducted by the Borrower, and each will preserve, renew and keep in full force and effect, its partnership and trust existence and its respective rights, privileges and franchises necessary for the normal conduct of business unless the failure to maintain such rights and franchises does not have a Material Adverse Effect.

     Section 1.8 COMPLIANCE WITH LAWS. The Borrower will and will cause its Subsidiaries to comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws, and all zoning and building codes with respect to the Real Property Assets and ERISA and the rules and regulations thereunder and all federal securities laws) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to do so will not have a Material Adverse Effect or expose Lender to any material liability therefor.

     Section 1.8 INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Borrower each will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in conformity with GAAP, modified as required by this Agreement and applicable law; and will permit representatives of Lender at such Lender's expense to visit and inspect any of its properties, including without limitation the Real Property Assets, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers and independent public accountants, all at such reasonable times during normal business hours, upon reasonable prior notice and as often as may reasonably be desired.

     Section 1.8 EXISTENCE. The Borrower shall do or cause to be done, all things necessary to preserve and keep in full force and effect its, and its Subsidiaries', existence and its patents, trademarks, servicemarks, tradenames, copyrights, franchises, licenses, permits, certificates, authorizations, qualifications, accreditation, easements, rights of way and other rights, consents and approvals the nonexistence of which is likely to have a Material Adverse Effect.

     Section  1.8 FINANCIAL COVENANTS.

          (m) TOTAL LIABILITIES TO GROSS ASSET VALUE. Borrower shall not permit the ratio of (x) the sum of Total Liabilities plus the Preferred Stock Obligations, to (y) Gross Asset Value, each determined on a consolidated basis for Borrower and its Consolidated Subsidiaries, to exceed 0.80:1 at any time.

          (n) UNENCUMBERED POOL.  Borrower shall  not  permit  the ratio of
     (x) the remainder of Unencumbered Apartment Asset Value minus outstanding Senior Indebtedness to (y) the sum of the outstanding Obligations plus the Preferred Stock Obligations, each determined on a consolidated basis for Borrower and its Consolidated Subsidiaries, to be 0.30:1 or less at any time.

          (o) EBITDA TO FIXED CHARGES RATIO. Borrower shall not permit the ratio of EBITDA for the then most recently completed Fiscal Quarter to Fixed Charges for the then most recently completed Fiscal Quarter, each determined on a consolidated basis for Borrower and its Consolidated Subsidiaries, to be less than 1.15:1.

          (p)  DIVIDENDS.   The Borrower shall not,  as  determined  on  an
     aggregate annual basis, pay any dividends in excess of 90% of the Borrower's Funds Available for Distribution for such Fiscal Year.

     Section  1.8 RESTRICTION ON FUNDAMENTAL CHANGES.

          (q) The Borrower shall not enter into any merger or consolidation, unless (i) the Borrower is the surviving entity,
     (ii) the entity which is merged into Borrower is predominantly in the commercial real estate business, (iii) the creditworthiness of the surviving entity's long term unsecured debt or implied senior debt, as applicable, is not lower than Borrower's creditworthiness two months immediately preceding such merger as determined by Lender in its reasonable discretion , and (iv) in the case of any merger where the then fair market value of the assets of the entity which is merged into the Borrower is twenty-five percent (25%) or more of the Borrower's then Gross Asset Value following such merger, Lender consents thereto in writing, which consent shall not be unreasonably withheld, conditioned or delayed. The Borrower shall not liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of its business or property, whether now or hereafter acquired. Nothing in this Section shall be deemed to prohibit the sale or leasing of portions of the Real Property Assets in the ordinary course of business.

          (r) The Borrower shall not amend organizational documents in any manner that would have a Material Adverse Effect without Lender's consent, which shall not be unreasonably withheld.

          (s) The Borrower shall deliver to Lender copies of all amendments to its organizational documents no less than ten (10) days after the effective date of any such amendment.

     Section 1.8 CHANGES IN BUSINESS. The Borrower shall not enter into any business which is substantially different from that conducted by the Borrower on the Closing Date after giving effect to the transactions contemplated by the Loan Documents. The Borrower shall carry on its business operations through the Borrower and its Subsidiaries.

     Section 1.9  LOANS.   The Borrower shall not, and shall not permit any
of its Subsidiaries to, directly or indirectly, make any loans or advances to any Person.

     Section 1.10 INVESTMENT AFFILIATES. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, acquire or create any Investment Affiliate.

     Section 1.11 TRANSACTIONS WITH AFFILIATES.

          (a) Borrower shall not and shall not permit any Subsidiary of Borrower to enter into or be a party to any transaction with any Affiliate of Borrower or such Subsidiary, except as otherwise provided herein or in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms that are fully disclosed to Lender and are no less favorable to Borrower or such Subsidiary than would obtain in a comparable arm's length transaction with a Person not an Affiliate of Borrower or such Subsidiary.

          (b) Borrower shall not and shall not permit any Subsidiary of Borrower to enter into any agreement or transaction to pay to any Person any management or similar fee based on or related to Borrower's or any of its Subsidiaries' operating performance or income or any percentage thereof, nor pay any management or similar fee to an Affiliate.

     Section 1.12 GUARANTEED INDEBTEDNESS. Borrower shall not and shall not permit any Subsidiary of Borrower to incur any Guaranteed Indebtedness except (i) by endorsement of instruments of items of payment for deposit to the general account of Borrower or such Subsidiary, and (ii) for Guaranteed Indebtedness incurred for the benefit of Borrower or any Subsidiary of Borrower if the primary obligation is permitted by this Agreement.

     Section 1.13 PAYMENTS TO AN AFFILIATE. Borrower shall not make, or permit any Subsidiary to make any payment to any Affiliate if a Default or Event of Default has occurred and is continuing or if a Default or Event of Default would occur as a result of such payment.

     Section 1.14 MATERIALS OF ENVIRONMENTAL CONCERN. Borrower shall not and shall not permit any Subsidiary to cause or permit a Release of any Material of Environmental Concern on, at, in, under, above, to, from or about any of the Real Estate Assets where such Release would (a) violate in any respect, or form the basis for any Environmental Claim under, any
Environmental Laws or (b) otherwise adversely impact the value or marketability of any of the Real Estate Assets, other than such violations or Environmental Claims or other adverse impacts which could not reasonably be expected to have a Material Adverse Effect.

                                ARTICLE  I

                                 DEFAULTS

     Section 1.14 EVENTS OF DEFAULT. If one or more of the following events ("EVENTS OF DEFAULT") shall have occurred and be continuing:

          (a) the Borrower shall fail to pay when due any principal of the Loan, or the Borrower shall fail to pay when due interest on the Loan or any other amount payable hereunder and the same shall continue for a period of five (5) days after the same becomes due;

          (b) the Borrower shall fail to observe or perform any covenant contained in Section 5.8, Section 5.9(a) or (b), or Section 5.10.

          (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a), (b), (e), (f), (g), (h), (j), (n) or (o) of this
     Section 6.1) for 30 days after written notice thereof has been given to the Borrower by Lender, or if such default is of such a nature that it cannot with reasonable effort be completely remedied within said period of thirty (30) days such additional period of time as may be reasonably necessary to cure same, provided Borrower commences such cure within said thirty (30) day period and diligently prosecutes same until completion, but in no event shall such extended period exceed ninety (90) days;

          (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made) and the defect causing such representation or warranty to be incorrect when made (or deemed made) is not removed within thirty (30) days after written notice thereof from Lender to Borrower;

          (e) the Borrower, or any Subsidiary shall default in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any amount owing in respect of any Recourse Debt (other than the Obligations) for which the aggregate outstanding principal amount exceeds $250,000 and such default shall continue beyond the giving of any required notice and the expiration of any applicable grace period and such default has not been waived, in writing, by the holder of any such Debt; or the Borrower, or any Subsidiary shall default in the performance or observance of any obligation or condition with respect to any such Recourse Debt or any other event shall occur or condition exist beyond the giving of any required notice and the expiration of any applicable grace period, if the effect of such default, event or condition is to accelerate the maturity of any such indebtedness or to permit (without any further requirement of notice or lapse of time) the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any such indebtedness. Under no circumstances will defaults with respect to Participating Loans constitute an Event of Default under this subsection (e);

          (f) the Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing;

          (g) an involuntary case or other proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against the Borrower under the federal bankruptcy laws as now or hereafter in effect;

          (h) one or more final, non-appealable judgments or decrees in an aggregate amount of $250,000 or more shall be entered by a court or courts of competent jurisdiction against the Borrower or its Consolidated Subsidiaries (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing) and (i) any such judgments or decrees shall not be stayed, discharged, paid, bonded or vacated within thirty (30) days or (ii) enforcement proceedings shall be commenced by any creditor on any such judgments or decrees;

          (i) a Change of Control;

          (j) Borrower shall cease at any time to qualify to be a publicly traded, registered reporting company under the Securities Exchange Act of 1934;

          (k) if any Termination Event with respect to a Plan shall occur as a result of which Termination Event or Events any member of the ERISA Group has incurred or may incur any liability to the PBGC or any other Person and the sum (determined as of the date of occurrence of such Termination Event) of the insufficiency of such Plan and the insufficiency of any and all other Plans with respect to which such a Termination Event shall occur and be continuing (or, in the case of a Multiple Employer Plan with respect to which a Termination Event described in clause (ii) of the definition of Termination Event shall occur and be continuing, the liability of the Borrower) is equal to or greater than $250,000 and which Lender reasonably determines will have a Material Adverse Effect;

          (l) if, any member of the ERISA Group shall commit a failure described in Section 402(f)(1) of ERISA or Section 412(n)(1) of the Code and the amount of the lien determined under Section 402(f)(3) of ERISA or Section 412(n)(3) of the Code that could reasonably be expected to be imposed on any member of the ERISA Group or their assets in respect of such failure shall be equal to or greater than $250,000 and which Lender reasonably determines will have a Material Adverse Effect;

          (m) at any time, for any reason the Borrower seeks to repudiate its obligations under any Loan Document;

          (n) a default beyond any applicable notice or grace period under any of the other Loan Documents; or

          (o) An event of default shall occur pursuant to the terms of the Preferred Stock Agreement, or the Senior Term Loan Agreement, each dated October 15, 1998, and between Borrower and Merry Land & Investment Company, Inc.

     Section 1.14 RIGHTS AND REMEDIES. Upon the occurrence of any Event of Default described in Sections 6.1(f) or (g), the Loan and any and all other Obligations hereunder shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower; and upon the occurrence and during the continuance of any other Event of Default, Lender may, by written notice to the Borrower, declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loan and any and all other Obligations hereunder to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and (except as otherwise as provided in the Loan Documents) without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower.


                                ARTICLE  I

                              SUBORDINATION

     Section 1.15 AGREEMENT TO SUBORDINATE. Lender by accepting the Note agrees that the indebtedness evidenced by the Note is subordinated in right of payment and exercise of certain remedies, to the extent and in the manner provided in this Article VII to the prior payment in full of all Senior Indebtedness and that the subordination is for the benefit of Senior Lenders.

     Section 1.16 LIQUIDATION, DISSOLUTION, BANKRUPTCY. Upon any distribution to creditors of Borrower in liquidation or a total or partial dissolution or winding up of Borrower, whether voluntary or involuntary, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Borrower or its property, all indebtedness evidenced by the Note shall become due and payable, and:

          (a) Senior Lenders shall receive payment in full of the Senior Indebtedness before Lender shall be entitled to receive any payment or distribution (including, without limitation, payments or distributions received by set-off, counterclaim or other similar means) in respect of the Note in cash, securities or other property whether such payment or distribution is made to Lender by or on behalf of Borrower or from its assets or any other source; and

          (b) until the Senior Indebtedness is paid in full, any payment or distribution to which Lender would be entitled but for this Agreement shall be made to Senior Lenders.

     For purposes of this Section 9, "paid in full" or "payment in full", as used with respect to Senior Indebtedness, means the receipt of Cash or Cash Equivalents of the principal amount of the Senior Indebtedness and premium or prepayment fees, if any, and interest thereon to the date of such payment and all fees or expenses due to Senior Lenders pursuant to the Senior Loan Documents and the termination of any obligation of Senior Lenders to make any further loans or advances to Borrower pursuant to the Senior Loan Documents.

     Section 1.17 DEFAULT ON SENIOR INDEBTEDNESS AND PREPAYMENT AND ACCELERATION. No direct or indirect payment or distribution by or on behalf of Borrower in respect of the Note, whether pursuant to the terms of the Note or upon acceleration or otherwise, shall be made if, at the time of such payment or distribution there exists a default in the payment of any obligations owing to Senior Lenders with respect to Senior Indebtedness or, prior to the payment in full of the Senior Indebtedness, any Event of Default under Sections 6.1(f) or 6.1(g) of this Agreement (collectively a "Payment or Bankruptcy Default"). In addition, during the continuance of any other event of default with respect to any Senior Indebtedness pursuant to which the maturity thereof may be accelerated (a "Covenant Default"), upon (i) receipt by Lenders of written notice of such default and commencement of a "Payment Blockage Period" (as defined below) from any Senior Lender, or (ii) if such event of default results from the failure to make any payment due with respect to the Note, the date of such failure, no such payment or distribution may be made by or on behalf of Borrower upon or in respect of the Note for a period ("Payment Blockage Period") commencing on the earlier of the date of receipt of such notice or the date of such failure and ending 90 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to Lender from Senior Lenders). For all purposes of this Section 7.3, a Payment Blockage Period may not be commenced by any Senior Lender, unless 364 days has passed since the expiration or termination of any previous Payment Blockage Period, and no facts or circumstances constituting a Covenant Default on the date a Payment Blockage Period is commenced may be used or shall be effective as a basis for any other Payment Blockage Period unless such Covenant Default was waived by Senior Lenders for not less than 90 days.

     Section 1.18 WHEN DISTRIBUTION MUST BE PAID OVER. If any payment or other distribution is made by or on behalf of Borrower, or from any of its assets or any other source (including, without limitation, any judgment to Lender that because of this Article VII (including, without limitation, Sections 7.2 and 7.3) should not have been made to it), Lender shall hold such payment in trust for Senior Lenders and (whether in cash, securities or otherwise) pay it over to Senior Lenders, for their benefit. The forgoing notwithstanding, however, (i) Lender shall not be required to pay any such distribution or payment to Senior Lenders, if Lender notifies Senior Lenders that it has received such a distribution or payment and Senior Lenders do not demand that such distribution or payment be paid to Senior Lenders within 30 days after receipt of such notice, or (ii) if, with respect to payments or distributions received by Lender during a Monetary Default or Bankruptcy Period, Lender had no actual knowledge of such applicable Payment or Bankruptcy Default and Senior Lenders do not notify Lender of such Payment or Bankruptcy Default within 10 Business Days after Senior Lenders obtain knowledge of such Payment or Bankruptcy Default.

     Section 1.19 ACTIONS WITH RESPECT TO SENIOR INDEBTEDNESS. The subordination of the indebtedness evidenced by the Note pursuant to this
Article VII shall not be impaired, effected or diminished by (i) any extension of time for payment or the performance of any obligations granted to Borrower by Senior Lenders, (ii) any action taken under the Senior Loan Documents by any Senior Lender in the exercise of any right thereby conferred, or (iii) any delay, failure or omission on the part of any Senior Lender to enforce any such right.

     Section 1.20 SUBROGATION. After all Senior Indebtedness is paid in full and until the Note is paid in full, Lender shall be subrogated to the rights of Senior Lenders to receive distributions applicable to Senior Indebtedness. A distribution made under this Article VII to any Senior Lender which otherwise would have been made to Lender is not, as between Borrower and such Senior Lender, a payment by Borrower on Senior Indebtedness.

     Section 1.21 RELATIVE RIGHTS. This Article VII defines the relative rights of Lender and Senior Lenders. Nothing in this Agreement shall:

          (a) impair, as between Borrower and Lender, the obligation of Borrower, which is absolute and unconditional, to pay principal of and interest on the Note in accordance with its terms, or

          (b) prevent Lender from exercising its available remedies upon an Event of Default,

          subject to the terms and provisions of Section 7.3. and to the rights of Senior Lenders to receive, pursuant to this Article VII, amounts otherwise payable to Lender.

     Section 1.22 SUBORDINATION MAY NOT BE IMPAIRED BY BORROWER. No right of any Senior Lender to enforce the subordination of the indebtedness evidenced by the Note shall be impaired pursuant to this Article VII by any act or failure to act by Borrower or by Borrower's failure to comply with this Article VII (other than Borrower's failure to comply with
Section 7.10).

     Section 1.23 LENDER ENTITLED TO RELY. Upon any payment or distribution pursuant to Section 7.2, Lender shall be entitled to rely
(i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 7.2 are pending,
(ii) upon a certificate of the liquidating trustee or agent or other person making such payment or distribution to Lender or (iii) upon any Senior Lender for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article VII.

     Section 1.24 NOTICE TO, AND ACKNOWLEDGMENT BY, LENDER. At least 15 days prior to incurring any additional Senior Indebtedness Borrower shall notify Lender in writing of Borrower's intention to incur such Senior Indebtedness and, at least 5 days prior to incurring such additional Senior Indebtedness Borrower shall deliver to Lender drafts of the Senior Loan Documents with respect to such Senior Indebtedness which Borrower proposes to execute, and Lender, upon Borrower's request, PROVIDED THAT a Default or Event of Default does not then exist and would not exist after giving effect to the incurrence of such Senior Indebtedness, and that the Senior Loan Documents with respect to such additional Senior Indebtedness are substantially the same as the drafts delivered to Lender, shall acknowledge that such Senior Indebtedness is Senior Indebtedness within the meaning of this Agreement. Within ten days after incurring additional Senior Indebtedness, Borrower shall deliver to Lender copies of the Senior Loan Documents with respect to such Senior Indebtedness, as executed.


                                ARTICLE  I

                                  TAXES

          (a) Any and all payments by the Borrower to or for the account of Lender hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which Lender is organized or any political subdivision thereof or by any other jurisdiction (or any political subdivision thereof) as a result of a present or former connection between Lender and such other jurisdiction or by the United States (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "NON-EXCLUDED TAXES"). If the Borrower shall be required by law to deduct any Non-Excluded Taxes from or in respect of any sum payable hereunder or under any Note, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Article VIII) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to Lender, at its address referred to in Section 9.1, the original or a certified copy of a receipt evidencing payment thereof.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under the Note or from the execution or delivery of, or otherwise with respect to, this Agreement or the Note (hereinafter referred to as "OTHER TAXES").

          (c)    The Borrower agrees  to  indemnify  Lender  for  the  full amount of Non-Excluded Taxes or Other Taxes (including, without limitation, any Non-Excluded Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Article VIII) paid by Lender and, so long as Lender has promptly paid any such Non-Excluded Taxes or Other Taxes, any liability for penalties and interest arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date Lender makes demand therefor.


                                 ARTICLE  I

                               MISCELLANEOUS

     Section 1.24 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission followed by telephonic confirmation or similar writing) and shall be given to such party: (x) in the case of the Borrower, or Lender, at its address, telex number or facsimile number set forth on the signature pages hereof with a duplicate copy thereof, in the case of Lender, to Lender, at 624 Ellis Street, Augusta, GA 30901, (y) in the case of Borrower, to 624 Ellis Street, Augusta, GA 30901, or (z) in the case of any party, such other address, telex number or facsimile number as such party may hereafter specify for the purpose by notice to the other party. Each such notice, request or other communication shall be effective
(i) if given by telex or facsimile transmission, when such telex or facsimile is transmitted to the telex number or facsimile number specified in this Section and the appropriate answerback or facsimile confirmation is received, (ii) if given by certified registered mail, return receipt requested, with first class postage prepaid, addressed as aforesaid, upon receipt or refusal to accept delivery, (iii) if given by a nationally recognized overnight carrier, 24 hours after such communication is deposited with such carrier with postage prepaid for next day delivery, or
(iv) if given by any other means, when delivered at the address specified in this Section; PROVIDED that notices to Lender under Article VII shall not be effective until received.

     Section 1.24 NO WAIVERS. No failure or delay by Lender in exercising any right, power or privilege hereunder or under the Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section  1.24 EXPENSES; INDEMNIFICATION.

          (d) Subject to the terms of the Transaction Cost Agreement, the Borrower shall pay within thirty (30) days after written notice from Lender, (i) all reasonable out-of-pocket costs and expenses of Lender (including reasonable fees and disbursements of its counsel) in connection with the preparation of this Agreement, the Loan Documents and the documents and instruments referred to therein, and any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder, (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by Lender, including fees and disbursements of counsel for Lender, in connection with the enforcement of the Loan Documents and the instruments referred to therein and such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom;

          (e) The Borrower agrees to indemnify Lender, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "INDEMNITEE") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding that may at any time (including, without limitation, at any time following the payment of the Obligations) be asserted against any Indemnitee, as a result of, or arising out of, or in any way related to or by reason of,
     (i) any of the transactions contemplated by the Loan Documents or the execution, delivery or performance of any Loan Document, (ii) any violation by the Borrower or the Environmental Affiliates of any applicable Environmental Law, (iii) any Environmental Claim arising out of the management, use, control, ownership or operation of property or assets by the Borrower or any of the Environmental Affiliates, including, without limitation, all on-site and off-site activities of Borrower or any Environmental Affiliate involving Materials of Environmental Concern, (iv) the breach of any environmental representation or warranty set forth herein, but excluding those liabilities, losses, damages, costs and expenses
     (a) for which such Indemnitee has been compensated pursuant to the terms of this Agreement, (b) incurred solely by reason of the gross negligence, willful misconduct bad faith or fraud of any Indemnitee as finally determined by a court of competent jurisdiction,
     (c) violations of Environmental Laws relating to a Property which are caused by the act or omission of such Indemnitee after such Indemnitee takes possession of such Property or (d) any liability of such Indemnitee to any third party based upon contractual obligations of such Indemnitee owing to such third party which are not expressly set forth in the Loan Documents. In addition, the indemnification set forth in this Section 9.3(b) in favor of any director, officer, agent or employee of Lender shall be solely in their respective capacities as such director, officer, agent or employee. The Borrower's obligations under this Section shall survive the termination of this Agreement and the payment of the Obligations.

     Section 1.24 SET-OFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by Lender to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower then due and payable to Lender under this Agreement or under any of the other Loan Documents.

     Section 1.24 AMENDMENTS AND WAIVERS. Any provision of this Agreement or the Note or other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and Lender.

     Section 1.24 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement or the other Loan Documents without the prior written consent of Lender.

     Section  1.24 GOVERNING LAW; SUBMISSION TO JURISDICTION.

          (f) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

          (g) Any legal action or proceeding with respect to this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of Illinois or of the United States of America for the Northern District of Illinois, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. The Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the hand delivery, or mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address set forth below. The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

     Section 1.24 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by Lender and the Borrower of counterparts hereof signed by each of the parties hereto.

     Section 1.24 WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND LENDER HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 1.24 SURVIVAL. All indemnities set forth herein shall survive the execution and delivery of this Agreement and the other Loan Documents and the making and repayment of the Loans hereunder.

     Section 1.24 LIMITATION OF LIABILITY. No claim may be made by the Borrower or any other Person acting by or through Borrower against Lender or the affiliates, directors, officers, employees, attorneys, agent, successors or assigns of any of them for any consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or by the other Loan Documents, or any act, omission or event occurring in connection therewith; and the Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     Section 1.24 RECOURSE OBLIGATION. This Agreement and the Obligations hereunder are fully recourse to the Borrower. Notwithstanding the foregoing, no recourse under or upon any obligation, covenant, or agreement contained in this Agreement shall be had against any officer, director, shareholder or employee of the Borrower, except in the event of fraud or misappropriation of funds on the part of such officer, director, shareholder or employee.

     Section 1.24 CONFIDENTIALITY. Lender shall use reasonable efforts to assure that information about Borrower and its Subsidiaries and the Properties thereof and their operations, affairs and financial condition, not generally disclosed to the public, which is furnished to Lender pursuant to the provisions hereof or any other Loan Document is used only for the purposes of this Agreement and shall not be divulged to any Person other than Lender, and their affiliates and respective officers, directors, employees and agents who are actively and directly participating in the evaluation, administration or enforcement of the Loan, except: (a) to their attorneys and accountants, (b) in connection with the enforcement of the rights and exercise of any remedies of Lender hereunder and under the other Loan Documents, (c) in connection with assignments and participations and the solicitation of prospective assignees and participants, who have agreed in writing to be bound by a confidentiality agreement substantially equivalent to the terms of this Section 9.13, and (d) as may otherwise be required or requested by any regulatory authority having jurisdiction over Lender or by any applicable law, rule, regulation or judicial process.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   BORROWER:

                                   MERRY LAND PROPERTIES INC.


                                   By:
                                        Name:
                                        Title:

                                   Fascimile number:  (706) 722-4681
                                   Address:  624 Ellis Street
                                             Augusta, GA 30901

                                   LENDER:

                                   MERRY LAND & INVESTMENT COMPANY, INC.


                                   By:
                                        Name:
                                        Title:

                                   Fascimile number: (706) 722-4681
                                   Address:  624 Ellis Street
                                             Augusta, GA 30901